ChemFirst Overview

ChemFirst is a leading producer of electronic and other specialty chemicals and is a major producer of polyurethane chemicals with 2001 sales of $278MM and 486 employees.

	ChemFirst Electronic Materials (formerly Triquest)	EKC Technologies	First Chemical Corporation
Products	Semiconductor photoresist polymers	Strippers & Removers CMP	Aniline Nitrotoluenes & Derivatives
Principal Segments	Photoresists	Electronic materials for semiconductors, flat panel displays, MPU and DRAM	MDI (foams, fillers, sealants)
2001 Revenues	**$86M**		**$192 M**
2001 EBITDA	**$7M**		**$43M**

STRATEGIC FIT:

Provides a high growth Electronic Technologies opportunity while Aniline adds immediate earnings.

Electronic Technologies Strategic Fit

- Create stronger base in high growth semiconductor chip fabrication business.
- Become a leader in current generation of advanced photoresist polymers - enhance DuPont's next generation capabilities.
- Provide greater CMP scale. Protentially complements current DuPont-Air Products Nanomaterials JV.
- Provides a leading position in strippers & removers, as well as market access for DuPont technologies.

Aniline Strategic Fit

- Aniline adds attractive earnings from day one. Complements high future growth from electronic technologies.
- MDI is growing at 2X GDP driven by polyurethane replacing wood and metal in construction.
- Acquisition provides step-change growth & diversifies customer base.
- DuPont has the functional capabilities to deliver technology, operations, and supply chain synergies.

ChemFirst Electronic Technologies - Segments Served

ChemFirst Elec. Materials

Develops and markets 248nm <u>photoresist polymers</u> for semiconductor manufacturing.

	Segment Size 2001	CAGR
IC Photoresists		
-Standard	$0.7B	8%
-Advanced	$0.1B	13%



157 nm
193 nm
248 nm
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EKC Technologies

<u>Removers/Strippers</u> -- Develops and markets photoresist and etch residue removers for semiconductor manufacturing.

	Segment Size 2001	CAGR
Strippers/Removers	$0.3B	14%

<u>CMP</u> -- Develops and markets Chemical Mechanical Planarization slurries for semiconductor manufacturing.

	Segment Size 2001	CAGR
Chem Mech Planar.	$0.3B	20%+

ChemFirst Electronic Materials Businesses
(Strong IC Fabrication Materials Position)

<u>ChemFirst Elec. Materials</u>

- Growth Drivers
  - Commercial technology to enable smaller linewidth semi-conductor devices
  - Enhance DuPont's 157nm photoresist technology
- Position
  - Leading global position in 248nm DUV photoresist polymers

<u>EKC Removers</u>

- Growth Drivers
  - Increased number of metal interconnect layers
  - Silicon wafer growth
  - Expand DuPont Tech
- Position
  - A leader in US, Europe and Pac Rim

<u>EKC CMP</u>

- Growth Drivers
  - Shrinking linewidths
  - Increased number of metal layers
  - Relationship with DANM JV
- Position
  - Positioned for strong growth with STI, tungsten, and copper slurries